UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2008

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6300 Canoga Avenue, Suite 1700

Woodland Hills, California 91367

(Address of Principal Executive Offices)(Zip Code)

818-251-7000

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2008, Grill Concepts, Inc. entered into an amended employment agreement with Philip Gay, President and Chief Executive Officer of the company. The amended employment agreement will be effective as of June 23, 2008. The term of the amended employment agreement will run through June 22, 2011.

Under the terms of the amended employment agreement, effective June 23, 2008, Mr. Gay’s compensation will consist of (1) a base annual salary of $350,000 during the first year, increasing to $375,000 and $400,000 on each succeeding anniversary of the effective date; (2) performance-based bonuses in an amount up to 60% of his applicable salary based on achievement of target metrics established annually by the Compensation Committee, or up to 90% of his applicable salary based on achievement of 125% or more of target metrics; (3) a stock option to purchase 50,000 shares of common stock at $2.25 per share over a period of ten years and vesting 1/3 on each of June 22, 2009, June 22, 2010 and June 22, 2011; (4) use of a company automobile plus payment of repair, maintenance and insurance costs with respect to such automobile in an amount not to exceed $15,000 annually; (5) a life insurance policy in an amount and of a character selected by Mr. Gay provided that the annual premiums payable by the company do not exceed $3,000; (6) participation in all group life, health, accident, disability, liability or hospitalization insurance plans, pension plans, severance plans or retirement plans available to the highest level executives of the company; (7) five weeks of paid vacation; and (8) participation in any and all other benefit plans adopted from time to time by the company for the benefit of its employees.

In conjunction with execution of the amended employment agreement with Mr. Gay, the company entered into an amended Change in Control Agreement with Mr. Gay pursuant to which the amount payable to Mr. Gay in the event of certain terminations of Mr. Gay prior to or following a change in control of the company was increased from one hundred fifty percent to two hundred percent of applicable pay; provided, however, that Mr. Gay may, in lieu of receiving a payment under the Change in Control Agreement, elect to receive the remaining amounts otherwise due under his employment agreement.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement, effective June 23, 2008, between Philip Gay and Grill Concepts, Inc.

10.2	Change in Control Agreement, effective June 23, 2008, between Philip Gay and Grill Concepts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: June 30, 2008	By:	/s/ Philip Gay
Philip Gay
President and Chief Executive Officer

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